As filed with the Securities and Exchange Commission on March 2, 2006.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM SB-2

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
___________

Advaxis, Inc.
(Name of small business issuer in our charter)

Colorado (State or other jurisdiction of incorporation or organization)	2836 (Primary Standard Industrial Classification Code Number)	841521955 (I.R.S. Employer Identification No.)

Technology Center of New Jersey
675 Route 1, Suite 119
North Brunswick, NJ 08902
(201) 750-2347
(Address, including zip code, and telephone number, including area code, of registrant’s principal place of business)
___________________________

Mr. Roni Appel, Acting Chief Executive Officer
Technology Center of New Jersey
675 Route 1, Suite 119
North Brunswick, NJ 08902
(201) 750-2347
(Name, address, including zip code, and telephone number, including area code, of registrant’s agent for service)
___________________________

Copies to:

Gary A. Schonwald, Esq. Reitler Brown & Rosenblatt LLC 800 Third Avenue 21st Floor New York, New York 10022 (212) 209-3050 / (212) 371-5500 (Telecopy)
Approximate date of commencement of proposed sale to the public. From time to time after this Registration Statement becomes effective.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering: ☐
If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: ☐

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

This Post-Effective Amendment No. 2 to Form SB-2, dated and filed with the Securities and Exchange Commission (the “SEC”) on February 3, 2005, as amended by Pre-Effective Amendments on April 8, 2005, April 28, 2005, June 1, 2005 and June 9, 2005 and as amended by Post-Effective Amendment No. 1 on January 5, 2006 (the “Original Filing”) is being filed for the purpose of amending Exhibit 10.33. Except as filed herewith, the exhibits listed below were filed as exhibits to the Original Filing.

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM SB-2

EXHIBITS

EXHIBIT NUMBER	DESCRIPTION OF EXHIBIT

Exhibit 3.1	Amended and Restated Articles of Incorporation. Incorporated by reference to Exhibit 4.2 to Report on Form S-8 filed with the SEC on December 1, 2005.

Exhibit 3.2	Amended and Restated Bylaws. Incorporated by reference to Exhibit 3.1 to Report on Form 8K filed with the SEC on December 27, 2004.

Exhibit 4.1	Form of Warrant issued to purchasers. Incorporated by reference to Exhibit 4.1 to Report on Form 8K filed with the SEC on November 18, 2004.

Exhibit 4.2	Form of Warrant issued to Placement Agent. Incorporated by reference to Exhibit 4.2 to Report on Form 8K filed with the SEC on November 18, 2004.

Exhibit 5.1	Opinion of Jody M. Walker, Esq.

Exhibit 10.1
Share and Exchange Agreement, dated as of August 25, 2004, by and among the Company, Advaxis and the shareholders of Advaxis. Incorporated by reference to Exhibit 10.1 to Report on Form 8K filed with the SEC on November 18, 2004.

Exhibit 10.2
Form of Securities Purchase Agreement, by and among the Company and the purchasers listed as signatories thereto. Incorporated by reference to Exhibit 10.2 to Report on Form 8K filed with the SEC on November 18, 2004.

Exhibit 10.3
Form of Registration Rights Agreement, by and among the Company and the persons listed as signatories thereto. Incorporated by reference to Exhibit 10.3 to Report on Form 8K filed with the SEC on November 18, 2004.

Exhibit 10.4
Form of Standstill Agreement, by and among the Company and persons listed on Schedule 1 attached thereto. Incorporated by reference to Exhibit 10.4 to Report on Form 8K filed with the SEC on November 18, 2004.

Exhibit 10.5
Amended and Restated Employment Agreement, dated December 20, 2004, by and between the Company and J.Todd Derbin. Incorporated by reference to Exhibit 10.1 to Report on Form 8K filed with the SEC on December 23, 2004.

Exhibit 10.6	2004 Stock Option Plan of the Company. Incorporated by reference to Exhibit 4.1 to Report on Form S-8 filed with the SEC on December 1, 2005.

Exhibit 10.7	License Agreement, dated as of June 17, 2002, by and between Advaxis and The Trustees of the University of Pennsylvania*.

Exhibit 10.8	Non-Exclusive License and Bailment, dated as of March 17, 2004, between The Regents of the University of California and Advaxis, Inc.

Exhibit 10.9	Consultancy Agreement, dated as of January 19, 2005, by and between LVEP Management, LLC. and the Company.

Exhibit 10.10	Government Funding Agreement, dated as of April 5, 2004, by and between David Carpi and Advaxis, Inc.

Exhibit 10.11	Amended and Restated Consulting and Placement Agreement, dated as of May 28, 2003, by and between David Carpi and Advaxis, Inc., as amended

Exhibit 10.12	Consultancy Agreement, dated as of January 22, 2005, by and between Dr. Yvonne Paterson and Advaxis, Inc.

Exhibit 10.13	Consultancy Agreement, dated as of March 15, 2003, by and between Dr. Joy A. Cavagnaro and Advaxis, Inc.

Exhibit 10.14	Grant Writing Agreement, dated June 19, 2003, by and between DNA Bridges, Inc. and Advaxis, Inc.

Exhibit 10.15	Consulting Agreement, dated as of July 2, 2004, by and between Sentinel Consulting Corporation and Advaxis, Inc.

Exhibit 10.16	Agreement, dated July 7, 2003, by and between Cobra Biomanufacturing PLC and Advaxis, Inc.*

Exhibit 10.17
Securities Purchase Agreement, dated as of January 12, 2005, by and between the Company and Harvest Advaxis LLC. Incorporated by reference to Exhibit 10.1 to Report on Form 8K filed with the SEC on January 18, 2005.

Exhibit 10.18
Registration Rights Agreement, dated as of January 12, 2005, by and between the Company and Harvest Advaxis LLC. Incorporated by reference to Exhibit 10.2 to Report on Form 8K filed with the SEC on January 18, 2005.

Exhibit 10.19	Letter Agreement, dated as of January 12, 2005 by and between the Company and Robert T. Harvey. Incorporated by reference to Exhibit 10.3 to Report on Form 8K filed with the SEC on January 18, 2005.

Exhibit 10.20	Consultancy Agreement, dated as of January 15, 2005, by and between Dr. David Filer and the Company.

Exhibit 10.21	Consultancy Agreement, dated as of January 15, 2005, by and between Pharm-Olam International Ltd. and the Company.

Exhibit 10.22	Agreement, dated February 1, 2004, by and between Strategic Growth International Inc. and the Company.

Exhibit 10.23	Letter Agreement, dated February 10, 2005, by and between Richard Berman and the Company.

Exhibit 10.24	Employment Agreement, dated February 8, 2005, by and between Vafa Shahabi and the Company.

Exhibit 10.25	Employment Agreement, dated March 1, 2005, by and between John Rothman and the Company.

Exhibit 10.26	Clinical Research Services Agreement, dated April 6, 2005, between Pharm-Olam International Ltd. and the Company.*

Exhibit 10.27	Amendment to Consultancy Agreement, dated as of April 4, 2005, between LVEP Management LLC and the Company.

Exhibit 10.28	Royalty Agreement, dated as of May 11, 2003, by and between Cobra Bio-Manufacturing PLC and the Company

Exhibit 10.29	Resignation Agreement between J. Todd Derbin and the Company dated October 31, 2005. Incorporation by reference to Exhibit 10.1 to report of Form 8-K filed with the SEC on November 9, 2005.

Exhibit 10.30
Second Amendment to Consultancy Agreement between the Company and LVEP Management LLC, dated October 31, 2005. Incorporation by reference to Exhibit 10.2 to Report on Form 8-K filed with the SEC on November 9, 2005.

Exhibit 10.31	Letter of Agreement between the Company and the Investor Relations Group Inc., dated September 27, 2005.

Exhibit 10.32	Consulting Agreement between the Company and Freemind Group, LLC dated October 17, 2005.

Exhibit 10.33	Strategic Collaboration and Long Term Vaccine Supply Agreement between the Company and Cobra Bio-Manufacturing PLC date October 31, 2005*

Exhibit 14.1	Code of Ethics. Incorporated by reference to Exhibit 14.1 to Report on Form 8K filed with the SEC on November 18, 2004.

Exhibit 21.1	Advaxis, Inc., a Delaware corporation

Exhibit 23.1	Consent of Goldstein Golub Kessler LLP

Exhibit 23.2	Consent of Jody M. Walker, Esq. (included in Exhibit 5.1 above)

Exhibit 24.1	Power of Attorney (Included on the signature page)
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* Confidential Treatment sought.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in North Brunswick, Middlesex County, State of New Jersey, on the 2nd day of March, 2006.

ADVAXIS, INC.

By:	/s/ Roni Appel
Roni Appel,Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

SIGNATURE	TITLE	DATE
s/ Roni Appel Roni Appel	Chief Executive Officer, Chief Financial Officer and Director (Principal Financial and Accounting Officer)	March 2, 2006
* J. Todd Derbin	Chairman of Board of Directors	March 2, 2006
* Thomas McKearn	Director	March 2, 2006
* James Patton	Director	March 2, 2006
* Richard Berman	Director	March 2, 2006

* By:  /s/ Roni Appel____________________________
                 Roni Appel
                 Attorney-in-fact